SCHEDULE 14C

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Revolutionary Concepts, Inc.

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Revolutionary Concepts, Inc.

13850 Ballantyne Corporate Place Suite 500
Charlotte, NC 28277
Phone: 980-225-5376

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This notice and information statement (the “Information Statement”) will be mailed on or about October 24, 2011 to the stockholders of record, as of August 1, 2011, of Revolutionary Concepts, Inc., a Nevada corporation (the “Company”) pursuant to: Section 14(c) of the Exchange Act of 1934, as amended.

This Information Statement is circulated to advise the shareholders of action already approved and taken without a meeting by written consent of holders of 21,522,344 shares of our common stock, who collectively hold a majority of the voting power of our capital stock and shall serve as our Annual Meeting. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

(1) Election of the Company's Board of Directors to hold office until the Company's Annual Meeting of Stockholders in 2011 or until their respective successor is duly elected and qualified; and

(2) Ratification of the appointment of Bongiovanni & Associates as the Company's independent certified public accountant; and

(3) Ratification of the increase of the authorized shares of common stock of the Company to 1,000,000,000 shares, $.001 par value; and

(4) Ratification of the 2011 Stock Option Plan.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this notice carefully. It describes the essential terms of the election of the members of the Board of Directors, ratification of the appointment of the auditors, ratification of the increase of the authorized shares, and ratification of the 2011 Stock Option Plan. Additional information about the Company is contained in its periodic reports filed on periodic and current reports filed with the United States Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING

WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors

Charlotte, NC

October 14, 2011

 /s/ Ronald Carter

RONALD CARTER

CHIEF EXECUTIVE OFFICER

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INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to a Written Consent of the Majority Stockholder of the Company:

(1) Election of the Company's Board of Directors to hold office until the Company's Annual Meeting of Stockholders in 2011 or until their respective successor is duly elected and qualified; and

(2) Ratification of the appointment of Bongiovanni and Associates as the Company's independent certified public accountant; and

(3) Ratification of the increase of the authorized shares of common stock of the Company to 1,000,000,000 shares, $.001 par value; and

(4) Ratification of the 2011 Stock Option Plan.

The Board of Directors has fixed the close of business on August 1, 2011, as the Record Date for determining the Stockholders entitled to Notice of the foregoing.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Shareholders of record at the close of business August 1, 2011, the Record Date, are entitled to notice of the action to be effective on or about November 14, 2011. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

Only one Information Statement shall be delivered to multiple security holders sharing an address, unless contrary instructions have been received by the Company from one or more security holders. The Company will deliver, promptly upon written or oral request, a separate copy of the Information Statement, to a security holder at a shared address to which a single copy was delivered and will provide instructions to any such security holder how they can notify the Company of their wish to receive a separate copy.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Nevada Revised Statutes which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities.

This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock and shall serve as our Annual Meeting.

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THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A “SAFE HARBOR” FOR FORWARD LOOKING STATEMENTS. This Information Statement contains statements that are not historical facts. These statements are called “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve important known and unknown risks, uncertainties and other factors and can be identified by phrases using “estimate,” “anticipate,” “believe,” “project,” “expect,” “intend,” “predict,” “potential,” “future,” “may,” “should” and similar expressions or words. Our future results, performance or achievements may differ materially from the results, performance or achievements discussed in the forward-looking statements. There are numerous factors that could cause actual results to differ materially from the results discussed in forward-looking statements, including:

• Changes in relationships and market for the development of the Eyetalk Communicator and an impact the Eyetalk Communicator would have on our earnings and financial position.

• considerable financial uncertainties that could impact the profitability of the Eyetalk Communicator.

• Factors that we have discussed in previous public reports and other documents filed with the Securities and Exchange Commission.

This list provides examples of factors that could affect the results described by forward-looking statements contained in this Information Statement. However, this list is not intended to be exhaustive; many other factors could impact our business and it is impossible to predict with any accuracy which factors could result in which negative impacts. Although we believe that the forward-looking statements contained in this Information Statement are reasonable, we cannot provide you with any guarantee that the anticipated results will be achieved. All forward-looking statements in this Information Statement are expressly qualified in their entirety by the cautionary statements contained in this section and you are cautioned not to place undue reliance on the forward-looking statements contained in this Information Statement. In addition to the risks listed above, other risks may arise in the future, and we disclaim any obligation to update information contained in any forward-looking statement.

CURRENT INFORMATION REGARDING THE COMPANY

The following is a description of the current operations of the Company

Corporate History

We were founded in 2004 as Revolutionary Concepts, Inc., a North Carolina corporation and its subsidiary, D.V. M. S., LLC for the purpose of developing a smart camera video device. Our company reincorporated in Nevada in February 2005 as Revolutionary Concepts, Inc. to re-domicile the North Carolina corporation to a Nevada corporation by the same name

Our principal executive offices are located at 13850 Ballantyne Corporate Place, Charlotte, NC 28277.  Our telephone number is 980-225-5376. The President our company is Ronald Carter. We maintain a corporate website at www.revolutionaryconceptsinc.com   The contents of our website are not part of this filing and should not be relied upon with respect to this filing.

To date, our efforts have been largely devoted to research and development and securing relevant IP through related to smart camera technology. Additionally, positioning the patent pending technology to take advantage of advancements in wireless technology, including defining markets that can use our patented technology. We  are in the pre-development stage and we have not  generated revenue from operations. We hope to produce our smart camera video system into the general marketplace around the 2nd quarter of 2012. The wireless infrastructure and network speed to fully support streaming video and audio which are key features of the Eyetalk (smart camera) technology is now available in 4G devices.

Plan of Operation

We are a development stage company with no history of revenue. We were incorporated as a Nevada corporation on February 28, 2005 to reincorporate and re-domesticate two existing North Carolina entities; Revolutionary Concepts, Inc. and DVMS, LLC for the purpose of developing and marketing camera technologies that enable remote monitoring.

Efforts to date have been devoted to establishing a remote video monitoring system that permits interactive two-way communications called the EyeTalk Communicator (“EyeTalk”). In 2009, we engaged Photonic Discovery/UNC-Charlotte Optoelectronics and Optical Communication to assist in identifying an ideal development partner for the EyeTalk technology. Imaging Solutions Group of Rochester, NY (“ISG”) is the company identified. RCI and ISG have collaborated regarding the development of both the residential and medical applications of the EyeTalk system. Since the implementation of the EyeTalk technology is dependent on various other emerging technologies (smart phone, 3G/4G broadband) the research and development has coincided with the pace of these technologies. The system by design will provide for continuous software development and updates. Software as a Service (SAAS) is a means of recurring revenue and continuous upgrades. Monitoring revenues are also in our company’s plans as another source of recurring revenue.

We have funded our development through three private offerings in 2005, 2007 and 2009. We also borrowed $307,500 from four non-related parties at 4% interest to fund ongoing operations, and patent new applications. These promissory notes began to become due in October 2008 and were repaid in November 2008 by issuing 630,811 shares of restricted commons stock from authorized shares. In 2010, we partnered with US Financial and Rainco Industries to assist with Investor Relations services and in identifying additional funding sources. This relationship has enabled RCI to achieve a listing with Standard and Poors, approval to trade on the Frankfurt Stock Exchange and the resolution of a portion of our debt.

On October 1, 2010, our board of directors approved, an amendment to our Articles of Incorporation, as amended to date, increasing the number of authorized shares of common stock from 65,000,000 to 1,000,000,000.  The increase in authorized shares will be effective pursuant to a Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Nevada on, and effective as of the filing date, which has not been filed as of this date. We are taking this action to ensure that we are positioned for potential financing, mergers or asset acquisition opportunities that might arise, although none are contemplated at this time.

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Introduction to the EyeTalk Communicator

Our company designed and patented a communications and monitoring system which it expects to give users the ability to remotely and interactively monitor and communicate with, and have control of a smart camera in a variety of markets.

The EyeTalk technology is primarily a software platform with a hardware component of an external smart camera deployed at a chosen location. The system offers two-way communication and it streams video to designated PC or handheld devices such as PDA’s, smart phones or other smart devices. . The software interface allows the system to offer preprogrammed messages, greeting, commands, etc. The software maintains information captured by the EyeTalk system. Access to the information may be achieved via a Personal Data Assistant (PDA), Handheld Computer (HC), Smart phone, or other compatible device. The EyeTalk software platform will be able to communicate with many of the smartphone and other devices that are currently available in the market place. The company intends to offer solutions that are preemptive and preventative as opposed to reactive and responsive

As a residential application, the EyeTalk system allows seamless communication to a residence allowing the owner to interact remotely with visitors to the home or building via any common personal communication device with the benefit of audio, video and data communication. The system utilizes new technology to synergistically improve communication, security, convenience, messaging, and manage deliveries and guest.

According to US Business Exchange (“USBX”), “iSuppli, a respected technology market research firm, announced this quarter that they project IP video surveillance camera revenue to grow to more than $9.0 billion by 2011, a compound annual growth rate of 13.2%”. Declining cost of new surveillance technology have improved the viability of enhanced security systems while boosting the affordability and demand for basic security systems among families in the middle to lower-middle income strata of society.”

Our management believes that the EyeTalk technology will fill the technology gap related to false alarms in the security monitoring industry. Some municipalities no longer respond to calls from alarm companies unless an emergency has been visually verified. Traditional security monitoring companies rarely offer visual verification and therefore cannot visually ascertain that the signal is not a false alarm.

The EyeTalk system also records and archives via data, video and audio records. The system provides a centralized control system using a user-friendly application with a means for storing digital images and provides enhanced security features.

The EyeTalk system does not require wiring from the exterior of the building to its interior however in new construction wired systems are anticipated. Our management believes that the system, when fully implemented, will be relatively inexpensive to install and maintain.

Our management expects the EyeTalk to provide three primary benefits:

Preemptive Notification– EyeTalk may augment the capabilities of current residential and commercial security monitoring systems through audio, video and data communication which are interactive and which can be used on a remote basis. Designed to be an entry management system, EyeTalk will address a variety of events.

Monitoring – The EyeTalk will allow the user to better facilitate the task of entry management allowing the user to maintain better control and understanding of what is going on at any given location or property .

Convenience – The EyeTalk may add convenience to home and business owners, providing remote access, screening of visitors and acceptance and monitoring of packages.

The EyeTalk has four distinct physical parts:

• an internal unit(s) (the ‘Indoor Mobile Monitor’)

• an external unit(s) (the ‘Smart Camera EyeTalk Technology)

• a Central Application Server which may be a home personal computer (“PC”)

• a remote access device, typically a standard smart phone or other compatible smart device

The EyeTalk system is expandable to include multiple peripheral devices. The main components of the system (the Indoor Mobile Monitor, the Smart Camera and the Central Application Server) communicate with each other by way of RF communications using 802.11b or higher wireless LAN. The Central Application Server will communicate with the remote access device by way of a dial-up modem connection, DSL, cable modem or other Internet-compatible method of communication.

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INDUSTRY

The United States security services have generally divided the market into the following segments: security officer and investigation services, armored car services, monitoring services, and consulting. Security officer and investigation services are the oldest and largest segment of the security industry.

According to the USBX 2006 Year End Security Update the network camera video segment of the security industry is valued at $7 Billion annually and has experienced a 20% annual growth rate. While noting that the public market support for the segment has remained strong and actually led all security industry segments in 2007, hardware and software costs have shrunk which has pressured margins in the industry. According to USBX, “iSuppli, a respected technology market research firm, announced this quarter that they project IP video surveillance camera revenue to grow to more than $9.0 billion by 2011, a compound annual grown rate of 13.2%”

The USBX 2006 Year End Security Update report notes that each vertical market has differing applications but banking, gaming and inventory control are the premier growth applications. An estimated $45 billion annually is lost in inventory shrinkage and bank fraud and network camera video is often at the forefront of industry efforts.

USBX also published a separate “white paper” in 2006 entitled “The Security Killer App: Intelligent Video Surveillance.” The white paper cites John Chambers, CEO of Cisco Systems and notes major contracts including $255 Million from Lockheed Martin for video of New York City subways and $2.5 Billion from Boeing to secure U. S. borders. The paper focuses on quickly developing vertical markets for intelligent video in retail, banking and financial and public safety and transit sectors.

Our management believes that the EyeTalk technology significantly differs from existing systems. The EyeTalk allows two way communication via a wireless smart camera that communicates with a variety of other remote communication devices such as smart phones, PDAs, smart devices , computers, security and video monitoring devices. Supported by its software interface the EyeTalk system can be used to greet visitors, provide instructions to delivery personnel, interact between remote staff and patients in medical settings, as well as in security applications.

We plan to introduce a Smart Camera technology unlike any other, utilizing a robust user and client interface that will enable the camera technology to act independently. Further, the EyeTalk allows security owners monitoring personnel to more accurately recognize and address the threat presented as well as verifying a true threat. We believe this will relieve the large number of false alarm security calls and unneeded emergency personnel visits. Our management contends that, unlike many competitors the EyeTalk system is not dependent on the internet although it can use the internet as a platform.

The communication can be initiated by a broad array of technologies, such as doorbells, glass breakage, heat or motion detectors, weapons detectors, biometric signaling or voluntarily. The EyeTalk is programmed to manage most events with standard greetings, identifications, commands, or directions. The EyeTalk can then notify designated personnel of the triggered event, sending images of the current situation and permitting audible response.

We expect to compete by emphasizing the unique aspects of the EyeTalk technology in its marketing directly to distributors and end users. We also intend to compete by direct contact with larger end users such as hospitals, banks, and government agencies concerned with homeland security.

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Future Plans and Potential Markets

Our management believes it has the capability to enter into a growing security marketplace. We are hopeful that the security industry will continue to experience increased spending on detection devices such as the EyeTalk for the residential, commercial, institutional, medical and homeland security markets. EyeTalk’s ability to shift detection to a preemptive and preventive solution we anticipate will give the EyeTalk technology a clear competitive advantage.

Our management also believes the EyeTalk has advantages over existing and competing technologies. Many of these applications may not relate to the security field at all, but may nonetheless be commercially useful. The additional commercial benefits of the EyeTalk include:

  monitors appointments
  monitors deliveries
  records employee arrivals and departures
  provides remote access
  provides a database of activity to and from a facility

Our management also expects to identify additional companies that may be interested in licensing arrangements for sales to consumers. It believes the EyeTalk provides consumers with the functions and features that are superior to those currently available and offered by competitors. These include:

  allows the occupant to view, record or respond to visitors or guests without opening the door or even being in the home detects a visitor, providing a measure of convenience to guests who no longer need to search for and activate a doorbell button allows remote access to visitors by the owner/occupant of the building allows deliveries to be made and monitored while the owner of the home is away from the premises detects intruders, allowing for an immediate response from the property owner serves as a deterrent to criminals whose entry can be chronicled by the system and who cannot determine if persons are at home or not because of the nature of the remote interaction system.
  functions as a recordkeeping database of all visitors to the home, welcomed or un-welcomed, with date, time and photographic records.
  alerts the owner of a power outage at the facility.

Our management plans to use the following business development strategies:

1)     Use internal contacts in the local medical community to negotiate placement in hospital patient rooms, senior living rooms, recovery rooms and other medical applications.

2)     Arrange a schedule of appearances at security industry trade shows and presentations to trade groups.

3)     Continue development of phase one of our contract with Photonic Discovery/UNC-Charlotte Optoelectronics and Optical Communication

Sales Strategy

We plan to acquire an existing security provider with established industry recognition in sales and service. The EyeTalk technology sales will be integrated into the ongoing operation of the security provider/new entity. This will enable to develop the technology, train installers and provide a turn-key service to end users. In expanding sales opportunities the product brand will be promoted via marketing, advertising and the website. Staff installers will be positioned to provide training to various resellers.

—  Direct Selling

—  Consumers, Internet, other direct marketing methods

—  Multi-Tiered Distribution

—  Existing security companies

—  Determined by Market Size

—  Determined by Geography

—  Identification of Vertical Markets Rapid revenue growth in the shortest possible timeframe

—  Sales leverage through different, but proven, sales and marketing techniques.

—  Geographically, the initial focus will be on the North American and European marketplaces.

—  The next two major markets will be Latin America and Asia, including Australia.

To date, our management has delayed the commercialization phase, due to its efforts to improve upon the application of the hardware and software and due toawaiting further development of wireless broadband technology to increase sufficiently to allow seamless video transmission and audio more efficiently.

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Patent and Intellectual Property

On March 20, 2007, the United States Patent and Trademark Office issued to our company a patent, number 7,193,644 B2. The patent abstract states:

“The invention is audio-video communication and answering system that synergistically improves communication between an exterior and an interior of a business or residence and a remote location, enables messages to be stored and accessed from both locally and remotely, and enables viewing, listening, and recording from a remote location. The system's properties make it particularly suitable as a sophisticated door answering-messaging system. The system has a DVMS module on the exterior. The DVMS module has a proximity sensor, a video camera, a microphone, a speaker, an RF transmitter, and an RF receiver. The system also has a computerized controller with a graphic user interface DVMS database application. The computerized controller is in communication with a public switching telephone network, and an RF switching device. The RF switching device enables communication between the DVMS module and the computerized controller. The RF switching device can be in communication with the other RF devices, such as a cell phone, PDA, or computer.”

A complete copy of the patent is on file at our offices and can be inspected.

In March, 2007, we commenced a lawsuit in the Superior Courts of Mecklenburg County, North Carolina against its prior patent attorneys. The lawsuit alleges that we retained these attorneys and requested that they file a Non-publication Request (“the Request”) pursuant to 35 U.S.C. § 122, in order to ensure that the Application would not be published by the United States Patent & Trademark Office (“USPTO”) until issued as a patent. The lawsuit further alleges that the attorneys failed to file the Request.

The purpose of the Request was for international patent rights under procedures established by the Patent Cooperation Treaty and U.S. law implementing that treaty. By virtue of the publication of the Application in the United States without the filing of a corresponding PCT or other foreign application relating back to a date before the date of publication, one or more requirements of patentability in certain advantageous foreign jurisdictions, including the European Union, Japan, and others, to wit the absolute public novelty of the invention, can no longer be fulfilled by the Company.

We believe our claims have merit in the lawsuit. We are unable to determine what rights it may still have, if any, to patent or intellectual property protection in other jurisdictions.

COMPETITION

We expect to compete with much larger and better financed companies in the remote monitoring industry, all of which have superior name recognition, such as ADT, ATT, Pinkerton’s and others. RCI owns the patent by which many of the aforementioned companies will be dependent upon and “MAY” already be infringing in some manner

Remote monitoring is available through a variety of media and processes, including systems integrators, closed circuit television systems, intrusion detection systems, and others. These systems typically incorporate ultrasonic, infrared, vibration, microwave and other sensors to detect door and window openings, glass breakage, vibration, motion, temperature, and noise and transmit through alarms and other peripheral equipment.

For example, the ATT remote monitor integrates with Cingular and Yahoo through cell phones and wireless internet. The user can remotely select the device and determine whether notification will be triggered by door sensors, motion sensors, temperature sensors or a combination. The user can remotely control cameras with pan, tilt and zoom features. The user can download and record or view live camera. The EyeTalk system provides similar capabilities; however with two-way communication and a programmable software interface enabling the system to effectively manage itself if the user desires.

Industry analysts report that both Cisco and IBM are developing new hardware and software applications for remote monitoring that, if successful, could have profound implications for the industry.

Regulation

We are subject to the same federal, state and local laws as other companies conducting business in the software field. Our products are subject to copyright laws. We may become the subject of infringement claims or legal proceedings by third parties with respect to its current or future products. In addition, we may initiate claims or litigation against third parties for infringement of its proprietary rights, or to establish the validity of our proprietary rights. Any such claims could be time-consuming, divert management from our daily operations, result in litigation, cause product delays or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. Moreover, an adverse outcome in litigation or a similar adversarial proceedings could subject us to significant liabilities to third parties, require the expenditure of significant resources to develop non-infringing products, require disputed rights to be licensed from others or require us to cease the marketing or use of certain products, any of which could have a material adverse effect on our business and operating results.

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LEGAL PROCEEDINGS

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

Our shares of common stock are trading on the Over the Counter Pinksheets OTCQB under the symbol “REVO.PK” of the National Quotation Bureau on September 14, 2010 . The high and low closing bid information for our common stock is based on information received from Bloomberg L.P..

FISCAL 2011	OPEN	CLOSE

March 31, 2011	.04	.04
June 30, 2011	.08	.08
September 15, 2011	.05	.05

On September 15, our stock closed at $0.05.

The quotations set forth above reflect inter-dealer prices, without retail markup, markdown, or commission, and may not necessarily represent actual transactions.

As of September 15, 2011 there were approximately267 holders of record of our common stock.

Holders of our common stock are entitled to cash dividends when, as may be declared by the board of directors. We do not intend to pay any dividends in the foreseeable future and investors should not rely on an investment in us if they require dividend income. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of our board of directors and will be based upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. There can be no assurance that cash dividends of any kind will ever be paid.

Recent sales of unregistered securities

Subsequent to the quarter ended June 30, 2011, the Company issued 12,241,068 shares of Common Stock in exchange for the retirement of $62,205 in debt obligations.

Dividends

We may never pay any dividends to our shareholders. We did not declare any dividends for the year ended December 31, 2010 or the quarter ended June 30, 2011. Our Board of Directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the Board of Directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the Board of Directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis contains various “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding future events or the future financial performance of the Company that involve risks and uncertainties. Certain statements included in this Form 14C, including, without limitation, statements related to anticipated cash flow sources and uses, and words including but not limited to “anticipates”, “believes”, “plans”, “expects”, “future” and similar statements or expressions, identify forward looking statements. Any forward-looking statements herein are subject to certain risks and uncertainties in the Company’s business, including but not limited to, reliance on prospective market and competition, market demand, difficulties of hiring or retaining key personnel and any changes in current accounting rules, all of which may be beyond the control of the Company. The Company adopted at management’s discretion, the most conservative recognition of revenue based on the most astringent guidelines of the SEC in terms of recognition of software licenses and recurring revenue. Management will elect additional changes to revenue recognition to comply with the most conservative SEC recognition on a forward going accrual basis as the model is replicated with other similar markets (i.e. SBDC). The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth therein.

Forward-looking statements involve risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Factors and risks that could affect our results and achievements and cause them to materially differ from those contained in the forward-looking statements include those identified in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the quarterly report for the quarter ended June 30, 2011, as well as other factors that we are currently unable to identify or quantify, but that may exist in the future.

In addition, the foregoing factors may affect generally our business, results of operations and financial position. Forward-looking statements speak only as of the date the statement was made. We do not undertake and specifically decline any obligation to update any forward-looking statements.

Overview

We were founded in 2004 as Revolutionary Concepts, Inc., a North Carolina corporation and its subsidiary, D.V. M. S., LLC for the purpose of developing a smart camera video device. Our company reincorporated in Nevada in February 2005 as Revolutionary Concepts, Inc. to re-domicile the North Carolina corporation to a Nevada corporation by the same name

Our principal executive offices are located at 13850 Ballantyne Corporate Place, Charlotte, NC 28277.  Our telephone number is 980-225-5376.The President our company is Ronald Carter. We maintain a corporate website at www.Revolutionaryconceptsinc.com   The contents of our website are not part of this filing and should not be relied upon with respect to this filing.

To date, our efforts have been largely devoted to research and development and securing relevant IP through related to smart camera technology. Additionally, positioning the patent pending technology to take advantage of advancements in wireless technology, including defining markets that can use our patented technology. We are in the pre-development stage and we have not  generated revenue from operations. We hope to produce our smart camera video system into the general marketplace around the 2nd quarter of 2012. The wireless infrastructure and network speed to fully support streaming video and audio which are key features of the Eyetalk (smart camera) technology is now available in 4G devices.

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Plan of Operation

We are a development stage company with no history of revenue. We were incorporated as a Nevada corporation on February 28, 2005 to reincorporate and re-domesticate two existing North Carolina entities; Revolutionary Concepts, Inc. and DVMS, LLC for the purpose of developing and marketing camera technologies that enable remote monitoring.

Efforts to date have been devoted to establishing a remote video monitoring system that permits interactive two-way communications called the EyeTalk Communicator (“EyeTalk”). In 2009, we engaged Photonic Discovery/UNC-Charlotte Optoelectronics and Optical Communication to assist in identifying an ideal development partner for the EyeTalk technology. Imaging Solutions Group of Rochester, NY (“ISG”) is the company identified. RCI and ISG have collaborated regarding the development of both the residential and medical applications of the EyeTalk system. Since the implementation of the EyeTalk technology is dependent on various other emerging technologies (smart phone, 3G/4G broadband) the research and development has coincided with the pace of these technologies. The system by design will provide for continuous software development and updates. Software as a Service (SAAS) is a means of recurring revenue and continuous upgrades. Monitoring revenues are also in our company’s plans as another source of recurring revenue.

We have funded our development through three private offerings in 2005, 2007 and 2009. We also borrowed $307,500 from four non-related parties at 4% interest to fund ongoing operations, and patent new applications. These promissory notes began to become due in October 2008 and were repaid in November 2008 by issuing 630,811 shares of restricted commons stock from authorized shares. In 2010, we partnered with US Financial and Rainco Industries to assist with Investor Relations services and in identifying additional funding sources. This relationship has enabled RCI to achieve a listing with Standard and Poors, approval to trade on the Frankfurt Stock Exchange and the resolution of a portion of our debt.

On October 1, 2010, our board of directors approved, an amendment to our Articles of Incorporation, as amended to date, increasing the number of authorized shares of common stock from 65,000,000 to 1,000,000,000.  The increase in authorized shares will be effective pursuant to a Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Nevada on, and effective as of the filing date, which has not been filed as of this date. We are taking this action to ensure that we are positioned for potential financing, mergers or asset acquisition opportunities that might arise, although none are contemplated at this time.

RESULTS OF OPERATIONS

RESULTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 COMPARED TO THE THREE AND SIX MONTHS ENDED JUNE 30, 2010

Operating Expenses Although we have not begun generate revenues, our total operating expenses increased to $267,307 from $23,416 for the three months ended June 30, 2011and 2010, respectively as compared to $482,065 and $43,020 for the six months ended June 30, 2011 and 2010, respectively. This increase is primarily attributable to increased unpaid accrued compensation, professional fees and legal fees accumulated for protecting our patent and patents pending.

Net Loss. Our net loss increased to $271,487 from $22,984 for the three months ended June 30, 2011 and 2010, respectively as compared to $486,772 and $41,240 for the six months ended June 30, 2011 and 2010, respectively. Once again attributable primarily to increases in unpaid accrued compensation, professional fees and legal fees accumulated for protecting our patent and patents pending.

Assets. Assets decreased by $4,783 to $11,359 at the period ended June 30, 2011, from $16,142 at the year ending December 31, 2010. This decrease was primarily due to depreciation and amortization.

Liabilities. Total liabilities increased by $480,387 to $1,146,018 or the period ended June 30 2011, from $665,631 for the year ended December 31, 2010. This decrease is primarily attributable the increase in accounts payable, accrued unpaid compensation and long-term notes payable.

Stockholders' Deficit. Stockholders' deficit increased by $485,170 to $1,134,659 for the period ended June 30, 2011 from $649,489 for the year ended December 31, 2010. The increase was due primarily to continuing losses from operations $271,487.

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Liquidity and Capital Resources

General. Our primary sources of cash have been sales of common stock through private placements and loans from affiliates. We are a developmental stage company moving from R & D to the initial stages of development. The transition from R & D to development and production requires a greater focus on operations, product infrastructure, distribution and channel partners and industry alliances. Over the next 6 - 12 months, we will be looking for the ideal acquisitions that will enable our company to take advantage of an existing customer base. Our management will also pursue appropriate Letter of Intents and Joint Ventures that will position our company to move its products into these ventures when successful production is completed.

Prior relationships with companies discussed in previous filings have been terminated. We are not involved with any of those companies that were very instrumental during the Research and Development stages, but are no longer engaged. We have engaged SIS Development as consulting technical officials for product development. SIS Development will assist RCI in identifying the necessary contracts and relationships moving forward. Additionally, industry expertise and consultation is being provided by advisors in the industry.

Overall, we had a net increase in cash of $671 for the period period ended June 30, 2011 over the prior year period amount of $0,.

Cash Flows from Operating Activities. Net cash provided by operating activities was $93,016 for the period ended June 30, 2011 compared to $ (78,201) for period ended June 30, 2010 is primarily attributable to the increase in accounts payable and accrued expenses and a continuing net operating loss.

Cash Flows from Investing Activities. There was no net cash used by investing activities for the ended period ended June 30, 2011 and June 30, 2010.

Cash Flows from Financing Activities. Net cash used in financing activities was $92,529 for the period ended June 30, 2011 compared to cash provided by financing activities of $78,201 for the period ended June 30, 2010 and is attributable to the decrease in notes payable of $142,735 and an increase in notes payable of $48,604.

Additional Information

We file reports and other materials with the Securities and Exchange Commission. These documents may be inspected and copied at the Commission’s Public Reference Room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You can also get copies of documents that we file with the Commission through the Commission’s Internet site at www.sec.gov.

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WHERE YOU CAN FIND MORE INFORMATION

You are advised to read this Quarterly Report on Form 10-Q in conjunction with other reports and documents that we file from time to time with the SEC. In particular, please read our Quarterly Reports on Form 10-Q, Annual Report on Form 10-K, and Current Reports on Form 8-K that we file from time to time. You may obtain copies of these reports directly from us or from the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E. Washington, D.C. 20549, and you may obtain information about obtaining access to the Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains information for electronic filers at its website http://www.sec.gov.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We do not hold any derivative instruments and do not engage in any hedging activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2011, certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group.

Current

Name and Position	Shares	Percentage
Ronald Carter President/CEO Director	8,790,160	.2322
Garry Stevenson CFO / Director	2,051,600	.0542
Claude McDougal VP	1,882,713	.0497
Solomon Ali VP / Director	2,824,071	.0746
Bethiel Tesfasillasie VP / Director	434,800	.0115

Totals	15,982,344	42.22%

1.	Beneficial ownership is calculated based on 37,857,533 shares of common stock issued and outstanding as of June 30, 2011. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

We are not aware of any arrangements that may result in a change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No officer, director, promoter, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset held by Revolutionary Concepts, Inc. through security holdings, contracts, options, or otherwise.

Although there is no current compensation plan in existence, it is probable that the Company will adopt a plan to pay or accrue compensation to its Officers and Directors for services related to development of the company's business plan.

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BOARD OF DIRECTORS AND OFFICERS

The current Board of Directors consists of Ronald Carter, Garry Stevenson, Bethiel Tesfasillasie, Judith Bentley and Solomon Ali. Their biographies are in Proposal One herein.

All Directors hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

No compensation was awarded to or paid to any executive officer or director of the Company during the years 2004 through 2009 other than $46,937 in 2008 and $35,446 in 2009 recorded as other income and salary to our CEO Ronald Carter.

The following table and the accompanying notes provide summary information for each of the last four fiscal years concerning cash and non-cash compensation paid or accrued.

Summary Compensation Table

						Non-Equity
Name And				Stock	Option	Incentive Plan	All Other
Principal Position	Year	Salary ($)	Bonus ($)	Awards	Awards($)	Compensation	Compensation ($)	Total ($)
Ronald Carter	2006	0	0	0	0	0	0	0
Chairman of Board	2007	0	0	0	0	0	0	0
And CEO	2008	0	0	0	0	0	46,937	46,937
	2009	35,446	0	0	0	0	0	35,446
	2010	92,308	0	0	0	0	0	92,308
Gary Stevenson	2006	0	0	0	0	0	0	0
CFO	2007	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0
Bethiel Tesfasillasie	2006	0	0	0	0	0	0	0
Director	2007	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0
Claude McDougal	2006	0	0	0	0	0	0	0
Vice President	2007	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0
	2010	46,154	0	188,271	0	0	0	234,425
Solomon Ali	2006	0	0	0	0	0	0	0
Vice President And	2007	0	0	0	0	0	0	0
Director	2008	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0
	2010	46,154	0	282,407	0	0	0	328,561

The officers have taken no salary but have taken loans to our officers and directors in lieu of salary or other compensation.  These loans are unsecured, bear a 5% interest and have five year repayment term. The total balance of loans to officers and directors as of June 30, 2011 was $120,350 and have been recorded as “Unpaid Capital Contributions”.

The Company expects these loans to be repaid on a rolling basis throughout the term of the five year loans. After subtracting re-payments made and adding in accumulated interest, the following balances were owed as of June 30, 2010 and 2011.

                                                6/30/2010                           6/30/2011

                                               $121,952                          $120,350

In the event that the loans are not fully repaid, any shortfall will be expensed as salary to the officers. The company does not consider these advances to be management compensation, but we have been advised by tax counsel that there is a possibility that the Internal Revenue Service may disagree with its position, in which case it will be required to book the advances as compensation and will owe applicable taxes on the entire amounts, together with possible penalties and interest.

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Outstanding Equity Awards At Fiscal Year-End Table

2010 and 2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	OPTION AWARDS						STOCK AWARDS
										Equity
										Incentive
				Equity					Equity Incentive	Plan Awards:
				Incentive					Plan Awards:	Market or
		Number of	Number of	Plan Awards:				Market	Number of	Payout Value
		Securities	Securities	Number of			Number of	Value of	Unearned	of Unearned
		Underlying	Underlying	Securities			Shares or	Shares or	Shares, Units	Shares, Units
		Unexercised	Unexercised	Underlying			Units of	Units of	or Other	or Other
		Options	Option	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
				Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
				Options	Price	Expiration	Vested	Vested	Vested	Vested
		#	#	#	($)	Date	(#)	($)	(#)	($)

NAME		Exercisable	Unexercisable

Ronald Carter	2009	0	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0	0

Garry Steveson	2009	0	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0	0

Bethiel Tesfalillasie	2009	0	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0	0

Claude McDougal	2009	0	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0	0

Solomon Ali	2009	0	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0	0

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Option Exercises And Stock Vested Table

		Option Awards		Stock Awards
Name	Year	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Ronald Carter	2009	0	0	0	0
	2010	0	0	0	0
Garry Stevenson	2009	0	0	0	0
	2010	0	0	0	0
Betheil Tesfasillasie	2009	0	0	0	0
	2010	0	0	0	0
Claude McDougal	2009	0	0	0	0
	2010	0	0	0	0
Solomon Ali	2009	0	0	0	0
	2010	0	0	0	0

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PENSION BENEFITS TABLE

	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
		(#)	($)	($)
NAME

Ronald Carter	2009	0	0	0
	2010
Garry Steveson	2009	0	0	0
	2010
Claude McDougal	2009	0	0	0
	2010
Bethiel Tesfalillasie	2009	0	0	0
	2010
Solomon Ali	2009	0	0	0
	2010

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Nonqualified Deferred Compensation Table

		Executive Contributions	Registrant Contributions	Aggregate Earnings	Aggregate Withdrawals/	Aggregate Balance
		in Last Fiscal Year	in Last Fiscal Year	in Last Fiscal Year	Distributions	at Last Fiscal Year-End
		($)	($)	($)	($)	($)
NAME

Ronald Carter	2009	0	0	0	0	0
	2010	0	0	0	0	0
Garry Steveson	2009	0	0	0	0	0
	2010	0	0	0	0	0
Claude McDougal	2009	0	0	0	0	0
	2010	0	0	0	0	0
Bethiel Tesfalillasie	2009	0	0	0	0	0
	2010	0	0	0	0	0
Solomon Ali	2009	0	0	0	0	0
	2010	0	0	0	0	0

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All Other Compensation Table

		Perquisites			Company		Change
		and Other			Contibutions	Severance	in Control
		Personal	Tax	Insurance	to Retirement	Payments /	Payments /
		Benefits	Reimbursements	Premiums	and 401(k) Plans	Accruals	Accruals	Total
NAME	Year	($)	($)	($)	($)	($)	($)	($)

Ronald Carter	2009	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0
Garry Steveson	2009	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0
Claude McDougal	2009	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0
Bethiel Tesfalillasie	2009	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0
Solomon Ali	2009	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0

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Perquisites Table

		Personal Use of Company	Financial Planning/			Total Perquisites and
NAME	Year	Car/Parking	Legal Fees	Club Dues	Executive Relocation	Other Personal Benefits

Ronald Carter	2009	0	0	0	0	0
	2010	0	0	0	0	0
Garry Steveson	2009	0	0	0	0	0
	2010	0	0	0	0	0
Bethiel Tesfalillasie	2009	0	0	0	0	0
	2010	0	0	0	0	0
Claude McDougal	2009	0	0	0	0	0
	2010	0	0	0	0	0
Solomon Ali	2009	0	0	0	0	0
	2010	0	0	0	0	0

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Potential Payments Upon Termination Or Change In Control Table

			Before Change in Control Termination	After Change in Control Termination
NAME	Year	Benefit	w/o Cause or for Good Reason	w/o Cause or for Good Reason	Voluntary Termination	Death	Disability	Change in Control	Basic salary

Ronald Carter	2009	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0
Garry Steveson	2009	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0
Bethiel Tesfalillasie	2009	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0
Claude McDougal	2009	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0
Solomon Ali	2009	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Our Directors do not receive cash for their services. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors, but may enter into separate consulting agreements with individual directors at times.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of securities ownership and changes in such ownership with the SEC and NASDAQ. Officers, directors, and greater-than-ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3, Forms 4, and Forms 5 furnished to us pursuant to Rule 16a-3 under the Exchange Act, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act during the year ended December 31, 2010 were timely filed, as necessary, by the officers, directors, and security holders required to file such forms

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AUDIT AND CERTAIN OTHER FEES PAID TO ACCOUNTANTS

The financial statements for the year ended December 31, 2009 and 2010 have been audited by our auditors, Bongiovanni & Associates, P.A. The Chief Executive Officer pre-approves all audit and non-audit services prior to the performance of services by our independent accountants.  The percentage of hours expended on the audit by persons other than full time, permanent employees of each accounting firm was 20 hours.

Audit Fees

Aggregate fees billed to us during years ended December 31, 2009 and 2010 for professional services by our principal accountants, for the audit of our annual financial statements and the review of quarterly financial statements were $12,000 and $12,000, respectively.

Audit-Related Fees

There were no fees billed to us in the previous two fiscal years for assurance and related services our principal accountants that are reasonably related to the performance of the audit or review of our financial statements and that are not reported in the previous paragraph.

Tax Fees

Aggregate fees billed to us during the years ended December 31, 2009 and 2010 for professional services by our principal accountants for tax compliance, tax advice, and tax planning were $500 and $500, respectively.

All Other Fees

Aggregate fees billed during the years ended December 31, 2009 and 2010 for products or other services by our principal accountants that are not reported in the previous three paragraphs were $0 and $0, respectively.

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PROPOSAL ONE

ELECTION OF DIRECTORS

By written consent, directors were elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

Nominees

Name	Age	Positions Held and Tenure

Ronald Carter	56	President and Chief Executive Officer, Director
Garry Stevenson	60	Vice President, Chief Financial Officer, Director
Judith Bentley	51	Director
Solomon Ali	48	Vice President, Director
Bethiel Tesfasillasie	37	Vice President, Director

Ronald Carter

Mr. Carter is the inventor of the EYETALK.  He is a North Carolina native, married with three children.  As a career government employee, Mr. Carter has been responsible for housing code, planning and development in several metropolitan areas in North Carolina.  Mr. Carter formerly worked from the City of Charlotte as the Chief Housing Development Specialist from 1995 until 2004.  Prior to this position, Mr. Carter was served as the Housing Rehabilitation Supervisor in Winston-Salem, NC.

Mr. Carter is a graduate of North Carolina A&T State University in Greensboro, where he earned a BA degree in Political Science.  He is the 1988 recipient of the President’s Award presented by the North Carolina Section 8 Housing Association.  He also founded the Professional Housing Rehabilitation Association of North Carolina Housing and served as Chairman of Education and Training for the NC Community Development Association.

Garry Stevenson

Mr. Stevenson is a successful and proven entrepreneur.  He has been  the owner and CEO of Body Image, LLC, a fitness center for women and Point of Love and Grace Inc. of Shelby, NC, a group home for boys, since 2000.  Mr. Stevenson has over thirty years of corporate experience; he served as Senior Vice President of World Connect Communications from 1997 until 2003. He worked for twenty-five years in corporate management as Division Manager at United Parcel Service where he retired in 1997.

Mr. Stevenson received a Juris Doctor Degree from North Carolina Central University School of Law in 1976.He is married and the father of three children.

 Judith Bentley

Ms. Bentley is currently working with U.S. Financial Capital Management, LLC with duties that include day-to-day business operations, significant President, CEO and Client interaction, review of contracts, and ongoing client meetings. Ms. Bentley has more than 25 years of Administrative and office management experience including hands on experience in logistics, operations, research, project and program management, and has worked with U.S. Financial Capital Management, LLC since November, 2009.

Prior to relocating to Charlotte, Judith worked as Project Coordinator and Executive Assistant with Pitney Bowes Corporate Headquarters in Stamford Connecticut, where she supported the Corporate Legal, IP, Communications, Diversity, Research, and Marketing Departments forecasting and managing a yearly budget in excess of $15M and working independently with more than 50 vendors across five corporate channels, including corporate marketing, corporate communications, corporate research, corporate diversity and community outreach. Ms. Bentley also served as the point of contact for Corporate Crisis Management where she was directly responsible for website content and graphic highlights serving as crisis management update to all Pitney Bowes employees worldwide. She began her employment with Pitney Bowes in 1999 until her relocation to Charlotte, North Carolina in 2008.

Ms. Bentley’s significant career accomplishment while she was in the U.S. Military. As the Battalion’s Legal Clerk she developed and produced the Battalion’s legal Standard Operations Procedure Policy Manual (SOP) for a newly created Unit with 7 outlying companies throughout Germany, directly charting all legal procedures including military court martial and discharges, and is still being used to date.

Ms. Bentley attended the Warren Harding High School, Norwalk Technical College and Phoenix University and soon will complete and attain her dual Bachelor’s degree in Office Management and Legal Studies. Her leadership style is – “set an example that mirrors the words you utter dispensing compassion and sincerity along the way.”

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Solomon Ali

Mr. Ali comes to Revolutionary Concepts with 22 years’ experience in investor relations, corporate finance, investment banking, mergers, acquisitions, corporate structure, and raising investment capital through capital markets, debt and private equity. He is a highly qualified corporate executive, and previously served as Vice President for Primerica, R & R Investments, and raised over $80 million in investment capital and structured financing in his last two transactions. His experience also includes corporate valuation, capitalization structure, development of Private Placement Memoranda, business plans, client positioning, and managing the investment process with securities attorneys and CPA's for SEC regulatory compliance and corporate registration filings.

Bethiel Tesfasillasie

Ms. Tesfasillasie is an established professional. Ms. Tesfasillasie became the youngest vice president at World Connect

Communications from 1999 until 2001. She also had a successful career as a Quality Inspector Technician for IBM from 1994 to 1998. From 2001 and 2003 she was in the sales and accounting department of a local car dealer. Ms. Tesfasillasie became a licensed real estate agent in 2003 and continues her real estate from time to time.

Ms. Tesfasillasie was born in East Africa and moved to the United States with her family when she was eleven years old. She was raised in Charlotte, NC and attended the Charlotte-Mecklenburg public schools. Ms. Tesfasillasie graduated from West Charlotte High School and received her Bachelor Degree in Chemistry from University of North Carolina at Charlotte.

Ms. Tesfaillasie is a Board Member of the Charlotte Black Chamber of Commerce and speaks four languages. In 2001, Ms. Tesfaillasie filed for protection from creditors under a chapter of the U. S. Bankruptcy Code which was discharged and closed in 2005.

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This action has been approved by the Board and the written consent of the holders of the majority of the outstanding voting capital stock of the Company.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors selected Bongiovanni and Associates as the Company's independent certified public accountants for the fiscal year ending December 31, 2011. The engagement of Bongiovanni and Associates is subject to ratification by the Company’s stockholders, which requires the affirmative vote of a majority of the votes cast.

This action has been approved by the Board and the written consent of the holders of the majority of the outstanding voting capital stock of the Company.

PROPOSAL THREE

AMEND THE ARTICLES OF INCORPORATION TO

INCREASE THE NUMBER OF AUTHORIZED SHAFES OF COMMON STOCK

Currently, the Company has 65,000,000 shares of common stock authorized and, as of June 30, 2011, the Company had 57,857,533 shares of common stock issued and outstanding. Our Board of Directors and the holders of the majority of the outstanding voting capital stock of the Company recognized that in order to both reward and retain our employees and to enhance our business on a going forward basis with acquisitions or mergers, additional shares of common stock may be required. Accordingly, our Board of Directors and the holders of the majority of the outstanding voting capital stock of the Company believed that the Company should increase is number of shares of common stock authorized to 1,000,000,000 shares. No acquisitions or mergers are currently pending at this time.

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This action has been approved by the Board and the written consent of the holders of the majority of the outstanding voting capital stock of the Company.

PROPOSAL FOUR

RATIFICATION OF THE COMPANY’S 2011 STOCK OPTION PLAN

This summary is qualified in its entirety by the terms of the 2011 Stock Option Plan, a copy of which is attached hereto as Exhibit A.

The 2011 Stock Option Plan provides for the granting of (i) options to purchase Common Stock that qualify as “incentive stock options” (“Incentive Stock Options” or “ISOs”) within the meaning of Section 422 of the Internal Revenue Code (the “Code”), (ii) options to purchase Common Stock that do not qualify as Incentive Stock Options (“Nonqualified Options” or “NQSOs”) and (iii) restricted stock.  The total number of shares of Common Stock with respect to which awards may be granted under the 2011 Stock Option Plan shall be 2,000,000 shares of common stock.

To date, no options have been awarded pursuant to the 2011 Stock Option Plan.

The 2011 Stock Option Plan is administered by a committee currently consisting of the Board of Directors (the "Committee"). The Committee is generally empowered to interpret the Stock Option Plan; to prescribe rules and regulations relating thereto; to determine the terms of the option agreements; to amend the option agreements with the consent of the optionee; to determine the key employees and directors to whom options are to be granted; and to determine the number of shares subject to each option and the exercise price thereof. The per share exercise price of options granted under the Stock Option Plan will be not less than 100% (110% for ISOs if the optionee owns more than 10% of the common stock) of the fair market value per share of common stock on the date the options are granted. The Stock Option also provides for the issuance of stock appreciation rights at the discretion of the Committee and provides for the issuance of restricted stock awards at the discretion of the Committee.

Options will be exercisable for a term that will not be greater than ten years from the date of grant (five years from the date of grant of an ISO if the optionee owns more than 10% of the common stock). In the event of the termination of the relationship between the option holder and the Company for cause (as defined in the Stock Option Plan), all options granted to that option holder terminate immediately. Options may be exercised during the option holder's lifetime only by the option holder or his or her guardian or legal representative.

Options granted pursuant to the Stock Option Plan which are ISOs are intended to enjoy the attendant tax benefits provided under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended. Accordingly, the Stock Option Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the common stock subject to ISOs exercisable for the first time by an option holder during any calendar year (under all plans of the Company) may not exceed $100,000. The Board of Directors of the Company may modify, suspend or terminate the Stock Option Plan; provided, however, that certain material modifications affecting the Stock Option Plan must be approved by the stockholders, and any change in the Stock Option Plan that may adversely affect an option holder's rights under an option previously granted under the Stock Option Plan requires the consent of the option holder. THE $100,000 LIMITATION IS MANDATED BY LAW

The Committee may grant shares of Common Stock on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, as the Committee shall determine in its sole discretion (“Restricted Stock”), which terms, conditions and restrictions shall be set forth in the instrument evidencing the Restricted Stock award.  The Committee may provide that the forfeiture restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee or the occurrence of such other event or events determined to be appropriate by the Committee.  The grantee of a Restricted Stock award shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise, (i) the grantee shall not be entitled to delivery of the Common Stock certificate until the applicable forfeiture restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock until the forfeiture restrictions have expired, (iii) the grantee may not transfer the Common Stock until the forfeiture restrictions have expired and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock agreement shall cause a forfeiture of the Restricted Stock award.

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          The Committee may grant Stock Appreciation Rights (SARs). A stock appreciation right generally permits a Participant who receives it to receive, upon exercise, shares of Common Stock equal in value to the excess of (a) the fair market value, on the date of exercise, of the shares of Common Stock with respect to which the SAR is being exercised, over (b) the exercise price of the SAR for such shares. The 2011 Stock Option Plan provides for the grant of SARs, either in tandem with options or on a freestanding basis. With respect to a tandem SAR, the exercise of the option (or the SAR) will result in the cancellation of the related SAR (or option) to the extent of the number of shares in respect of which such option or SAR has been exercised.

     The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.  However, the Committee may not waive the repurchase or forfeiture period with respect to a Restricted Stock award that has been granted if such award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.

The 2011 Stock Option Plan may be amended, terminated or suspended by the Board at any time.  The 2011 Stock Option Plan will terminate not later than the ten-year anniversary of its effective date.  However, awards granted before the termination of the 2011 Stock Option Plan may extend beyond that date in accordance with their terms.

The Board of Directors of the Company believes that the 2011 Stock Option Plan reserves sufficient additional shares to provide for additional grants to employees in the near future in order to attract and retain such key personnel.

The Board of Directors of the Company believes that the 2011 Stock Option Plan reserves sufficient additional shares to provide for additional grants to employees in the near future in order to attract and retain such key personnel.

This action has been approved by the Board and the written consent of the holder of the majority of the outstanding voting capital stock of the Company.

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INFORMATION INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference and are deemed to be a part hereof from the date of filing of such documents:

Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011.

Reports in Form 8-K.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the effective date of the action taken described herein, including the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2010.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This information statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any stockholder, to whom this proxy statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

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SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Under SEC rules, shareholders intending to present a proposal at the Annual Meeting in 2011 and have it included in our proxy statement must submit the proposal in writing to Garry Stevenson. We must receive the proposal no later than November 15, 2011.

Shareholders intending to present a proposal at the Annual Meeting in 2011, but not to include the proposal in our proxy statement, must comply with the requirements set forth in Regulation 14a-8 of the Security Exchange Act of 1934, as amended (the "Exchange Act"). The Exchange Act requires, among other things, that a shareholder must submit a written notice of intent to present such a proposal that is received by our Secretary no less than 120 days prior to the anniversary of the first mailing of the Company's proxy statement for the immediately preceding year's annual meeting. Therefore, the Company must receive notice of such proposal for the Annual Meeting in 2011 no later than November 15, 2011. If the notice is after November 15, 2011, it will be considered untimely and we will not be required to present it at the Annual Meeting in 2011. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. The form of Information Statement has been approved by the Board of Directors and are being mailed and delivered to shareholders by its authority.

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Distribution of Information Statement

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

/s/ Ronald Carter

RONALD CRTER

Chief Executive Officer

Charlotte, NC

October 14, 2011

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EXHIBIT A

______________________________________

REVOLUTIONARY CONCEPTS, INC.

2011 STOCK OPTION PLAN

______________________________________

1.               Purpose. The purpose of this Plan is to advance the interests of Revolutionary Concepts, Inc., a Nevada corporation (the “Company”), by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, including key employees, consultants, independent contractors, Officers and Directors, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, by authorizing the grant of options to purchase Common Stock of the Company and other related benefits to persons who are eligible to participate hereunder, thereby encouraging stock ownership in the Company by such persons, all upon and subject to the terms and conditions of this Plan.

2.               Definitions. As used herein, the following terms shall have the meanings indicated:

(a)             “Board” shall mean the Board of Directors of the Company.

(b)            “Cause” shall mean any of the following:

(i)              a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to perform his or her duties as an employee of the Company;

(ii)            a determination by the Company that there has been a willful breach by the Optionee of any of the material terms or provisions of any employment agreement between such Optionee and the Company;

(iii)          any conduct by the Optionee that either results in his or her conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;

(iv)          a determination by the Company that the Optionee has committed an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or material dishonesty against the Company, its properties or personnel;

(v)            any act by the Optionee that the Company determines to be in willful or wanton disregard of the Company’s best interests, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Optionee at the expense of the Company;

(vi)          a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to comply with any rules, regulations, policies or procedures of the Company, or that the Optionee has engaged in any act, behavior or conduct demonstrating a deliberate and material violation or disregard of standards of behavior that the Company has a right to expect of its employees; or

(vii)        if the Optionee, while employed by the Company and for two years thereafter, violates a confidentiality and/or noncompete agreement with the Company, or fails to safeguard, divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information; provided, however, that, if the Optionee has entered into a written employment agreement with the Company which remains effective and which expressly provides for a termination of such Optionee’s employment for “cause,” the term “Cause” as used herein shall have the meaning as set forth in the Optionee’s employment agreement in lieu of the definition of “Cause” set forth in this Section 2(b).

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(c)             “Change of Control” shall mean the acquisition by any person or group (as that term is defined in the Exchange Act, and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of thirty percent (30%) or more in voting power of the outstanding stock of the Company and a change of the composition of the Board of Directors so that, within two years after the acquisition took place, a majority of the members of the Board of Directors of the Company, or of any corporation with which the Company may be consolidated or merged, are persons who were not directors or officers of the Company or one of its Subsidiaries immediately prior to the acquisition, or to the first of a series of transactions which resulted in the acquisition of thirty percent (30%) or more in voting power of the outstanding stock of the Company.

(d)            “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)             “Committee” shall mean the stock option committee appointed by the Board or, if not appointed, the Board.

(f)             “Common Stock” shall mean the Company’s Common Stock, par value $.001 per share.

(g)            “Director” shall mean a member of the Board.

(h)            “Employee” shall mean any person, including officers, directors, consultants and independent contractors employed by the Company or any parent or Subsidiary of the Company within the meaning of Section 3401(c) of the regulators promulgated thereunder.

(i)              “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j)              “Fair Market Value” of a Share on any date of reference shall be the Closing Price of a share of Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the “Closing Price” of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on The Nasdaq Stock Market (“Nasdaq”), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the 10 preceding days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (e.g., if the Company’s Common Stock is not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

(k)            “Incentive Stock Option” shall mean an incentive stock option as defined in Section 422 of the Code.

(l)              “Non-Statutory Stock Option” or “Nonqualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

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(m)          “Officer” shall mean the Company’s chairman, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase “policy-making function” does not include policy-making functions that are not significant. Unless specified otherwise in a resolution by the Board, an “executive officer” pursuant to Item 401(b) of Regulation S-K (17 C.F.R. § 229.401(b)) shall be only such person designated as an “Officer” pursuant to the foregoing provisions of this paragraph.

(n)            “Option” (when capitalized) shall mean any stock option granted under this Plan.

(o)            “Optionee” shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

(p)            “Plan” shall mean this 2011 Stock Option Plan of the Company, which Plan shall be effective upon approval by the Board, subject to approval, within 12 months of the date thereof by holders of a majority of the Company’s issued and outstanding Common Stock of the Company.

(q)            “Share” or “Shares” shall mean a share or shares, as the case may be, of the Common Stock, as adjusted in accordance with Section 10 of this Plan.

(r)             “Subsidiary” shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.               Shares and Options. Subject to adjustment in accordance with Section 10 hereof, the Company may issue up to 2,000,000 Shares from Shares held in the Company’s treasury or from authorized and unissued Shares through the exercise of Options issued pursuant to the provisions of this Plan. If any Option granted under this Plan shall terminate, expire, or be canceled, forfeited or surrendered as to any Shares, the Shares relating to such lapsed Option shall be available for issuance pursuant to new Options subsequently granted under this Plan. Upon the grant of any Option hereunder, the authorized and unissued Shares to which such Option relates shall be reserved for issuance to permit exercise under this Plan. Subject to the provisions of Section 14 hereof, an Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

4.               Limitations. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.

5.               Conditions for Grant of Options.

(a)             Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular Employees of the Company or its Subsidiaries, including Employee Directors and Officers who are regular or former regular employees of the Company, Directors who are not regular employees of the Company, as well as consultants to the Company. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

(b)            In granting Options, the Committee shall take into consideration the contribution the person has made, or is expected to make, to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under this Plan prescribe such terms and conditions concerning such Options as it deems appropriate, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein; provided further, however, that to the extent not cancelled pursuant to Section 9(b) hereof, upon a Change in Control, any Options that have not yet vested, may, in the sole discretion of the Committee, vest upon such Change in Control.

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(c)             The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither this Plan nor any Option granted under this Plan shall confer upon any person any right to employment or continuance of employment (or related salary and benefits) by the Company or its Subsidiaries.

6.               Exercise Price. The exercise price per Share of any Option shall be any price determined by the Committee but in no event shall the exercise price per Share of any Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted and, in the case of an Incentive Stock Option granted to a 10% stockholder, the per Share exercise price will not be less than 110% of the Fair Market Value. Re-granted Options, or Options which are canceled and then re-granted covering such canceled Options, will, for purposes of this Section 6, be deemed to have been granted on the date of the re-granting.

7.               Exercise of Options.

(a)             An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, (iii) the Optionee has agreed to be bound by the terms, provisions and conditions of any applicable stockholders’ agreement, and (iv) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee’s payment to the Company of the amount that is necessary for the Company or the Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased pursuant to the exercise of such Option shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of the Option granted hereunder. If the exercise price is paid in whole or part with the Optionee’s promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require.

(b)            No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

(c)             Any Option may, in the discretion of the Committee, be exercised pursuant to a “cashless” or “net issue” exercise. In lieu of exercising the Option as specified in subsection (a) above, the Optionee may pay in whole or in part with Shares, the number of which shall be determined by dividing (a) the aggregate Fair Value of such Shares otherwise issuable upon exercise of the Option minus the aggregate Exercise Price of such Option by (b) the Fair Value of one such Share, or the Optionee may pay in whole or in part through a reduction in the number of Shares received through the exercise of the Option equal to the quotient of the (a) aggregate Fair Value of all the Shares issuable upon exercise of the Option minus the aggregate Exercise Price of such Option (b) divided by the Fair Value of one such share. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised.

8.               Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals, upon such events or occurrences and upon such other terms and conditions as shall be provided in an individual Option agreement evidencing such Option, except as otherwise provided in Section 5(b) or this Section 8.

(a)             The expiration date(s) of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

(b)            Unless otherwise expressly provided in any Option as approved by the Committee, notwithstanding the exercise schedule set forth in any Option, each outstanding Option, may, in the sole discretion of the Committee, become fully exercisable upon the date of the occurrence of any Change of Control, but, unless otherwise expressly provided in any Option, no earlier than six months after the date of grant, and if and only if Optionee is in the employ of the Company on such date.

(c)             The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

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9.               Termination of Option Period.

(a)             Unless otherwise expressly provided in any Option, the unexercised portion of any Option shall automatically and without notice immediately terminate and become forfeited, null and void at the time of the earliest to occur of the following:

(i)              three months after the date on which the Optionee’s employment is terminated for any reason other than by reason of (A)Cause, (B)the termination of the Optionee’s employment with the Company by such Optionee following less than 60 days’ prior written notice to the Company of such termination (an “Improper Termination”), (C)a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee, or (D)death;

(ii)            immediately upon (A)the termination by the Company of the Optionee’s employment for Cause, or (B)an Improper Termination;

(iii)          one year after the date on which the Optionee’s employment is terminated by reason of a mental or physical disability (within the meaning of Code Section 22(e) as determined by a medical doctor satisfactory to the Committee or the later of three months after the date on which the Optionee shall die if such death shall occur during the one-year period specified herein; or

(iv)          the later of (a) one year after the date of termination of the Optionee’s employment by reason of death of the employee, or (b) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

(b)            The Committee in its sole discretion may, by giving written notice (“cancellation notice”), cancel effective upon the date of the consummation of any corporate transaction described in Subsection 10(d) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

(c)             Upon termination of Optionee’s employment as described in this Section 9, or otherwise, any Option (or portion thereof) not previously vested or not yet exercisable pursuant to Section 8 of this Plan or the vesting schedule set forth in such Option shall be immediately canceled.

10.            Adjustment of Shares.

(a)             If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares (other than any such exchange or issuance of Shares through which Shares are issued to effect an acquisition of another business or entity or the Company’s purchase of Shares to exercise a “call” purchase option), then and in such event:

(i)              appropriate adjustment shall be made in the maximum number of Shares available for grant under this Plan, so that the same percentage of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned;

(ii)            appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price; and

(iii)          such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

(b)            Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee’s sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsection 10(d) hereof, or otherwise.

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(c)             Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or underwritten sale, or upon the exercise of rights or warrants to subscribe therefor or purchase such Shares, or upon conversion of obligations of the Company into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

(d)            Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock that would rank senior to or above the Shares subject to outstanding Options; (iv) any purchase or issuance by the Company of Shares or other classes of common stock or common equity securities; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

(e)             The Optionee shall receive written notice within a reasonable time prior to the consummation of such action advising the Optionee of any of the foregoing. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option.

11.            Transferability. No Option or stock appreciation right granted hereunder shall be sold, pledged, assigned, hypothecated, disposed or otherwise transferred by the Optionee other than by will or the laws of descent and distribution, unless otherwise authorized by the Board, and no Option or stock appreciation right shall be exercisable during the Optionee’s lifetime by any person other than the Optionee.

12.            Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

(i)              a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(ii)            an agreement and undertaking to comply with all of the terms, restrictions and provisions set forth in any then applicable stockholders’ agreement relating to the Shares, including, without limitation, any restrictions on transferability, any rights of first refusal and any option of the Company to “call” or purchase such Shares under then applicable agreements, and

(iii)          any restrictive legend or legends, to be embossed or imprinted on Share certificates, that are, in the discretion of the Committee, necessary or appropriate to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares.

13.            Stock Appreciation Rights. The Committee may grant stock appreciation rights to Employees, either or tandem with Options that have been or are granted under the Plan or with respect to a number of Shares on which an Option is not granted. A stock appreciation right shall entitle the holder to receive, with respect to each Share as to which the right is exercised, payment in an amount equal to the excess of the Share’s Fair Market Value on the date the right is exercised over its Fair Market Value on the date the right was granted. Such payment may be made in cash or in Shares valued at the Fair Market Value as of the date of surrender, or partly in cash and partly in Shares, as determined by the Committee in its sole discretion. The Committee may establish a maximum appreciation value payable for stock appreciation rights.

14.            Restricted Stock Awards. The Committee may grant restricted stock awards under the Plan in Shares or denominated in units of Shares. The Committee, in its sole discretion, may make such awards subject to conditions and restrictions, as set forth in the instrument evidencing the award, which may be based on continuous service with the Company or the attainment of certain performance goals related to profits, profit growth, cash-flow or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

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15.            Administration of this Plan.

(a)             This Plan shall be administered by the Committee, which shall consist of not less than two Directors. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

(b)            Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion, to:  (i) grant Options, (ii) determine the exercise price per Share at which Options may be exercised, (iii) determine the Optionees to whom, and time or times at which, Options shall be granted, (iv) determine the number of Shares to be represented by each Option, (v) determine the terms, conditions and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option, (vi) defer (with the consent of the Optionee) or accelerate the exercise date of any Option, and (vii) make all other determinations deemed necessary or advisable for the administration of this Plan, including re-pricing, canceling and regranting Options.

(c)             The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee’s determinations and its interpretation and construction of any provision of this Plan shall be final, conclusive and binding upon all Optionees and any holders of any Options granted under this Plan.

(d)            Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting of the Committee or (ii) without a meeting by the unanimous written approval of the members of the Committee.

(e)             No member of the Committee, or any Officer or Director of the Company or its Subsidiaries, shall be personally liable for any act or omission made in good faith in connection with this Plan.

16.            Incentive Options for 10% Stockholders. Notwithstanding any other provisions of this Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its Subsidiary) at the date of grant unless the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of 10 years from the date such Option is granted.

17.            Interpretation.

(a)             This Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, and this Plan shall be construed and enforced as if such provision had never been included in this Plan.

(b)            This Plan shall be governed by the laws of the State of Nevada

(c)             Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of this Plan.

(d)            Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

(e)             Time shall be of the essence with respect to all time periods specified for the giving of notices to the company hereunder, as well as all time periods for the expiration and termination of Options in accordance with Section 9 hereof (or as otherwise set forth in an option agreement).

18.            Amendment and Discontinuation of this Plan. Either the Board or the Committee may from time to time amend this Plan or any Option without the consent or approval of the stockholders of the Company; provided, however, that, except to the extent provided in Section 9, no amendment or suspension of this Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

19.            Termination Date. This Plan shall terminate ten years after the date of adoption by the Board of Directors